UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2017

Prolung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

757 East South Temple Suite 150 Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:

(801) 204-9623

  N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2017, Mark V. Anderson commenced serving as the Chief Financial Officer of Prolung, Inc. (the “Company”). Prior to joining the Company, Mr. Anderson worked as a certified public accountant for Eide Bailly as an audit partner from 2013 through 2017 and, prior to its acquisition by Eide Bailly in 2013, at Hansen, Barnet & Maxwell as an audit partner (2007 – 2013) and as an audit manager and associate (1993 – 2007). Mr. Anderson earned a bachelor of science degree, and a masters in professional accounting, from Weber State University and has taught accounting as an adjunct professor at Weber State University.

The initial base salary of Mr. Anderson will be $180,000. Any additional material compensation terms have not be finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prolung, Inc.

Dated: June 29, 2017

 By /s/Steven C. Eror

 Steven C. Eror,

 Chief Executive Officer